JOINT FILER INFORMATION
                             -----------------------




NAME:                      Frost Gamma Investments Trust

ADDRESS:                   4400 Biscayne Blvd
                           Miami, FL 33137

Designated Filer:          Phillip Frost, M.D.

Issuer and Ticker Symbol:  Opko Health, Inc. (OPK)

Date of Event Requiring
Statement:                 May 12, 2008







FROST GAMMA INVESTMENTS TRUST

         by:      /s/ Phillip Frost MD, as trustee
                  --------------------------------
                  Phillip Frost, M.D., Trustee